SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 30, 1996


                              URT INDUSTRIES, INC.
             (Exact Name of Registrant as specified in its charter)



      Florida                       0-6882                   59-1167907
(State or other jurisdiction of   (Commission             (I.R.S.Employer
  incorporation or organization)    File No.)               Identification No.)

     1180 East Hallandale Beach Blvd., Hallandale, Florida          33009
     (Address of principal executive offices)                    (Zip Code)

       Registrant's Telephone number, including area code: (954) 454-5554

                                 Not Applicable
          (Former name or former address, if changed since last report)
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Item 5

     The registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 had been scheduled to be filed on or before June 28, 1996. As a result of the voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code which had been filed by the registrant's 87% owned operating subsidiary, Peaches Entertainment Corporation ("PEC"), and delays in finalizing the Plan of Reorganization being filed in the bankruptcy proceeding, the registrant did not file the Form 10-K by such June 28, 1996 date, or within the dates contemplated by the registrant's Form 12b-25 dated June 27, 1996 and Form 8-K dated July 10, 1996, and did not file the Report on Form 10-Q for the quarter ended June 29, 1996 by the August 13, 1996 date by which it was scheduled to be filed. However, the above-described Plan of Reorganization, which is a consensual plan, was filed on August 5, 1996, and the registrant anticipates that such Plan of Reorganization, if approved by the bankruptcy court, will be confirmed in November, 1996. As a result, the registrant now anticipates that the above-described Form 10-K will be filed during the month of November, 1996 and that the above-described Form 10-Q will be filed during the month of December, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           URT INDUSTRIES, INC.
                                               Registrant

                                            By:     /s/ Allan Wolk
                                                Chairman and President


Date:     August 22, 1996